SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

SCHEDULE 14C
(Rule 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (2))

☐	Definitive Information Statement

SIN HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
[Missing Graphic Reference]

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee previously paid with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

SIN HOLDINGS, INC.
601 Union Street, Suite 4500
Seattle, WA  98101

October 18, 2010
Dear Shareholder:

This Information Statement is first being furnished on or about October 18, 2010 to the holders of record as of the close of business day on October 5, 2010, 2010 (the “Record Date”), of shares of common stock, par value $0.001 per share (the “Common Stock”), of Sin Holdings, Inc. (the “Company,” “our”, “we” or “us”). The purpose of this Information Statement is to notify our shareholders that on October 4, 2010, we received written consent from certain of our major shareholders holding or able to direct the vote of 1,599,000 shares of Common Stock, representing approximately 52.81% of the then total issued and outstanding Common Stock,  to adopt and approve: (i) a forward stock split by distributing twenty shares for each one share outstanding on the Record Date; and (ii) an amendment to the Company’s articles of incorporation changing the name of the Company to Legend Oil and Gas Ltd.

The enclosed Information Statement is being furnished to you in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C, to inform you that the foregoing actions have been approved by the holders of a majority of the outstanding shares of voting stock of the Company. The actions will not be submitted to the other shareholders of the Company for a vote and, therefore, our Board of Directors is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from shareholders. These corporate actions will become effective upon the filing of articles of amendment to our articles of incorporation with the office of the Secretary of State of Colorado, which filing will occur at least twenty (20) days after the date of the mailing of this Information Statement to our shareholders. You are urged to read the Information Statement in its entirety for a description of the actions to be taken by the Company.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

                                                                                        /s/Marshall Renny Diamond-Goldberg
Marshall Renny Diamond-Goldberg, President

SIN HOLDINGS, INC.
_________________________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS
ON OR ABOUT OCTOBER 18, 2010.
_______________________________________________________________

The enclosed Information Statement is being furnished to you as a shareholder of Sin Holdings, Inc. (the “Company,” “our”, “we” or “us”)  to inform you that on October 4, 2010, the following actions were approved and adopted by the holders (“Consenting Shareholders”) of 1,599,000 shares, par value $0.001, of the common stock (“Common Stock”) of the Company, which represents approximately 52.81% of the total outstanding voting shares of the Company as of October 5, 2010 (the “Record Date”), by written consent (“Written Consent”):

1. To effectuate a forward stock split by distributing twenty shares for each one share outstanding on October 5, 2010 (the “Forward Split”); and

2. To authorize an amendment to the Company’s articles of incorporation changing the name of the Company to Legend Oil and Gas Ltd.

On October 4, 2010, the Board of Directors of the Company (the “Board”) also approved the foregoing actions to be taken by the Company. Under the Colorado Business Corporation Act (“CBCA”) and the our bylaws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted to consent to such action in writing. Each shareholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the shareholders. Because shareholders holding at least a majority of the voting rights of the Company’s outstanding voting stock have voted in favor of the foregoing actions and have sufficient voting power to approve such actions through their ownership of Common Stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The resolutions will not become effective before the date which is twenty (20) days after this Information Statement was first mailed to shareholders.

You are urged to read the Information Statement in its entirety for a description of the actions to be taken by the Company. The Company is distributing this Information Statement to its shareholders in full satisfaction of any notice requirements it may have under the CBCA. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the CBCA are afforded to the Company’s shareholders as a result of the adoption of these resolutions.

COSTS OF INFORMATION STATEMENT

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's Common Stock. Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $5,000, will be paid by us.

DELIVERY OF INFORMATION STATEMENT TO HOUSEHOLDS

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:  Sin Holdings, Inc., 601 Union Street, Suite 4500, Seattle, WA  98101.  The Company may also be reached at (206) 838-9735.

RESOLUTION NO. 1 — FORWARD STOCK SPLIT

Our Board and the shareholders who authorized the twenty-for-one Forward Split believe that it is in the best interests of our shareholders as it may tend to increase liquidity in the trading of the Company’s Common Stock.  Our Board and the shareholders who authorized the Forward Split believe that the absence of a substantial market for our shares is a disincentive for investors to acquire our stock. The Forward Split will substantially increase the number of shares of Common Stock that trade on the OTC Bulletin Board, which might increase liquidity for the Company’s shares and may provide greater incentive for investors to acquire the Company’s Common Stock. However, given the early stage of development of the Company, its small size and limited revenues, there are no assurances that the Forward Split will have the desired effect.

Procedure for Affecting the Forward Split

No further action on the part of the shareholders will be required and all shares of our Common Stock that were issued and outstanding immediately prior thereto will automatically be converted into new shares of our Common Stock on the basis of one pre-split share for twenty post-split shares.  As soon as practicable after the effective date of the Forward Split, shareholders of record on the Record Date will receive certificates representing the additional shares of Common Stock issued to the shareholders as a result of the Forward Split. The Company will bear the costs of the issuance of the additional stock certificates.

Effect of the Forward Split

The effective time of the Forward Split will be twenty (20) days after the date this Information Statement is mailed to shareholders.  Shareholders will own a greater number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time multiplied by twenty, reflecting the twenty-for-one exchange ratio).

  Number of Shares of Common Stock Outstanding.  After the Forward Split, the number of outstanding shares of the Company’s Common Stock will increase by a multiple of twenty from 3,028,000 shares to 60,560,000 shares.

     Number of Shareholders; Par Value and Authorized Shares.  As of the date of this Information Statement, there are 400,000,000 shares of Common Stock authorized at a par value of $0.001 per share. The forward stock split will not affect the number of shareholders of record, or the number of authorized shares of Common Stock or the par value of our Common Stock stated in our articles of incorporation.

     Voting Rights.  Holders of shares of our Common Stock will continue to have one vote for each share of Common Stock owned after the Forward Split. Consequently, the proportional voting and other rights of the holders of shares of our Common Stock will not be affected by the Forward Split.

Shareholders should note that the effect of the Forward Split on the market price of our Common Stock cannot be reliably predicted. We cannot assure you that the market price for shares of our Common Stock will be proportionately greater after the Forward Split than immediately prior to the Forward Split. We also cannot assure you that the Forward Split will not adversely impact the market price of our Common Stock.

If shareholders dispose of their shares after the Forward Split, they may pay higher brokerage commissions on the same relative interest in the Company because that interest is represented by a greater number of shares.  Shareholders may wish to consult their brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares.

Federal Income Tax Consequences of the Forward Split

The following description of the material U.S. federal income tax consequences of the Forward Split to our shareholders is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and interpretations as in effect on the date of this Information Statement. These authorities are subject to change, including possibly with retroactive effect, which could alter the U.S. federal tax consequences described below. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Forward Split.

This discussion is intended to provide only a general summary to shareholders who hold their Common Stock as capital assets and does not discuss the tax consequences of any other transaction that may occur before, after, or at the same time as the Forward Split. This discussion does not address every aspect of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances or to persons who are otherwise subject to special tax treatment, including, without limitation: (i) a partnership, subchapter S corporation, trust or other pass-through entity; (ii) dealers in securities; (iii) banks or other financial institutions; (iv) insurance companies; (v) mutual funds; (vi) tax exempt organizations or pension funds; (vii) a foreign person, foreign entity or U.S. expatriate; (viii) persons who may be subject to the alternative minimum tax provisions of the Code; (ix) a shareholder whose functional currency is not the U.S. dollar; or (xii) persons who hold our Common Stock as part of a hedging, straddle, conversion or other risk reduction transaction.

In general, because the shareholders are receiving only Common Stock in the Forward Split and there is no plan to periodically increase a shareholder’s proportionate interest in our assets or earnings and profits (other than through the effect of a distribution of property that is treated as an isolated redemption of stock within the meaning of the Treasury Regulations under Section 305 of the Code), we believe that the likely federal income tax effects of the Forward Split will be that the Company’s shareholders will not recognize any gain or loss.  The shareholders’ tax cost bases in each new share and each retained share of the Company’s Common Stock will be equal to one-twentieth of the cost basis for tax purposes of the corresponding share immediately preceding the Forward Split.  The holding period of the shares of Common Stock received by a shareholder in the Forward Split will include the period during which such shareholder held the shares surrendered therefore.

The state and local tax consequences of the Forward Split may vary significantly as to each shareholder depending upon the jurisdiction in which such shareholder resides. Shareholders are urged to consult their own tax advisors regarding the specific tax consequences to them of the Forward Split, including the applicable federal, state, local and foreign tax consequences, if any.

The Company will not realize any gain or loss as a result of the Forward Split.

RESOLUTION NO. 2 – CHANGE IN NAME OF THE COMPANY TO “LEGEND OIL AND GAS LIMITED”

The Company no longer owns or operates www.senior-inet.com, the web portal for senior resources. Our Board of Directors believes that by changing our corporate name to Legend Oil and Gas Ltd., such name will more accurately reflect our current business focus, which is now the exploration of oil and gas reserves. The Company believes that there is confusion caused in the case where the primary business activity of the Company has nothing to do with the name of the Company. Accordingly, changing the name of the Company should alleviate any further confusion in the marketplace.

The name change will become effective by filing Articles of Amendment with the Secretary of State of Colorado (“Amendment”). A copy of the substantive text of the Amendment is attached to this Information Statement as Appendix A.  Under federal securities laws, the Company cannot file the Amendment until at least twenty (20) days after the mailing of this Information Statement to our shareholders.

ABSENCE OF DISSENTERS’ RIGHTS OF APPRAISAL

Neither the adoption by our Board nor the approval by the Consenting Shareholders of the Forward Split or the name change provides shareholders any right to dissent and obtain appraisal of or payment for such shareholder’s shares under the CBCA or the Company’s articles of incorporation or bylaws.

INFORMATION ON CONSENTING SHAREHOLDERS

Pursuant to the Company’s articles of incorporation and the CBCA, a vote by the holders of at least a majority of the Company's outstanding voting stock is required to effect the actions described in this Information Statement. The Company’s articles of incorporation and bylaws do not authorize cumulative voting.  As of the Record Date, the Company had 3,028,000 voting shares of Common Stock issued and outstanding.

Pursuant to 7-107-104 of the CBCA, the Consenting Shareholders voted in favor of the actions described herein by Written Consent dated October 4, 2010.  No consideration was paid for their consent.

The Consenting Shareholders names, affiliations with the Company, and their beneficial holdings are as follows:

Name and Affiliation of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote	Percent of Common Stock Beneficially Owned or Right to Direct Vote

Marshall Renny Diamond-Goldberg, Director and President	605,600	20.00%

James L. Vandeberg, Vice President, Director, Chief Financial Officer and Secretary	595,600	19.67%

Roberts and Associates	10,000	*

Wayne Gruden	387,800	12.81%

Total	1,599,000	52.81%

* less than 1%.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of October 5, 2010, the number of shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our directors, officers, and principal shareholders is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission (“SEC”). Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. The percentages below are calculated based on 3,028,000 shares of Common Stock issued and outstanding as of October 5, 2010, the Record Date. Unless otherwise indicated, the business address of each such person is c/o Sin Holdings, Inc., 601 Union Street, Suite 4500, Seattle, WA  98101.

Beneficial Ownership Table

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote	Percent of Common Stock Beneficially Owned or Right to Direct Vote

Marshall Renny Diamond-Goldberg, Director and President	605,600	2.00%

James L. Vandeberg, Vice President, Director, Chief Financial Officer and Secretary	595,600	19.67%

All directors and executive officers as a group (2 persons)	1,201,100	39.67%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

The Company’s directors and officers and their associates and affiliates, if any, do not have a substantial interest in the actions taken by the Consenting Shareholders by Written Consent.

FINANCIAL AND OTHER INFORMATION

The Company filed its Annual Report on Form 10-K, as amended, with the SEC on May 14, 2010 for the fiscal year ended December 31, 2009, and has filed all current quarterly reports on Form 10-Q. These reports contain recent financial statements and other related information about the Company. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

JAMES L. VANDEBERG, VICE PRESIDENT
SIN HOLDINGS, INC.
601 Union Street, Suite 4500
Seattle, WA  98101
(206) 838-9735

BY ORDER OF THE CURRENT BOARD OF DIRECTORS OF SIN HOLDINGS, INC.,

/s/ Marshall Renny Diamond-Goldberg
Marshall Renny Diamond-Goldberg, President

October 18, 2010

Appendix A

FRIST ARTICLES OF AMENDMENT TO

THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SIN HOLDINGS, INC.

FIRST:

The name of the corporation (the “Corporation”) whose Amended and Restated Articles of Incorporation (the “Articles”) are to be amended is:  Sin Holdings, Inc.

SECOND:

The text of each amendment adopted is as follows:

Article One of the Articles shall be amended to read as follows:

The name of the corporation is Legend Oil and Gas, Ltd.

THIRD:

The date of adoption of the amendment is October 4, 2010.

--------------------------------------------------------------------------------